Exhibit 10.1

VOTING AGREEMENT

This Voting Agreement (the “Voting Agreement”) is entered into by and among First Financial Corporation, an Indiana corporation (“First Financial”), and each of the undersigned directors of HopFed Bancorp, Inc., a Delaware corporation (“HopFed”). Each of the undersigned, being all of the directors of HopFed, hereby agrees in his or her individual capacity as a shareholder to vote all shares of common stock of HopFed (“HopFed Common Stock”) that are registered in his or her personal name in favor of that certain Agreement and Plan of Merger (“Agreement and Plan of Merger”) dated January 7, 2019 between HopFed and First Financial, and agrees to use his or her reasonable efforts to cause all additional shares of HopFed Common Stock owned (i) jointly by him or her with any other person, or (ii) by his or her spouse and over which he or she has voting influence or control, to be voted in favor of the Agreement and Plan of Merger.

Each of the undersigned is entering into this Voting Agreement solely in his or her capacity as an individual shareholder and, notwithstanding anything to the contrary in this Voting Agreement, nothing in this Voting Agreement is intended or shall be construed to require any of the undersigned, in his or her capacity as a director of HopFed, to act or fail to act in accordance with his or her fiduciary duties in such director capacity. Furthermore, none of the undersigned makes any agreement or understanding herein in his or her capacity as a director of HopFed.  Notwithstanding anything herein to the contrary, such Voting Agreement shall not apply to any HopFed Common Stock for which any of the undersigned individuals shall be acting in a fiduciary capacity with respect to direct or indirect voting or dispositive power, including, but not limited to acting as a fiduciary with respect to the HopFed employee stock ownership plan.

Each of the undersigned hereby agrees not to make any transfers of such shares of HopFed with the purpose of avoiding his or her agreements set forth herein and agrees to cause any transferee of such shares to abide by the terms of this Voting Agreement.

This Voting Agreement shall be effective from the date hereof and shall terminate and be of no further force and effect upon the earlier of (a) the consummation of the merger of HopFed with and into First Financial; (b) the termination of the Agreement and Plan of Merger in accordance with its terms; (c) the taking of such action whereby a majority of HopFed’s Board of Directors, in accordance with the terms and conditions of Section 5.1(b) of the Agreement and Plan of Merger, withdraws its favorable recommendation of the Agreement and Plan of Merger to the shareholders of HopFed; or (d) upon mutual written agreement of the parties to terminate this Voting Agreement.

This Voting Agreement may be executed in one or more counterparts and delivered by facsimile, pdf or other means of electronic communication, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Indiana and applicable federal laws, without regard to principles of conflicts of law.

[Remainder of Page Intentionally Left Blank.]

Executed and Delivered as of January 7, 2019.

Directors:

/s/ Richard Perkins
Richard Perkins

/s/ Ted S. Kinsey
Ted S. Kinsey

/s/ John E. Peck
John E. Peck

/s/ Michael L. Woolfolk
Michael L. Woolfolk

/s/ Steve Hunt
Steve Hunt

/s/ Mark D. Alcott
Mark D. Alcott

/s/ Harry J. Dempsey
Harry J. Dempsey

/s/ Dr. Thomas I. Miller
Dr. Thomas I. Miller

First Financial Corporation

/s/ Norman L. Lowery
Norman L. Lowery
President and Chief Executive Officer

[Signature Page to Voting Agreement]